Exhibit 99.1

Petro Resources Closes Williston Basin Acquisition and Related $75 Million Credit Facility

HOUSTON, TX--(MARKET WIRE)--Feb 20, 2007 -- Petro Resources Corporation (the "Company") (AMEX:PRC - News) announced today that it has successfully closed its previously announced Williston Basin Acquisition (the "Acquisition"). As partial consideration for the Acquisition, the Company paid cash consideration of $10,000,000 and issued 3,144,655 shares of common stock which are subject to the Securities and Exchange Commission Section 144 restrictions. In connection with the Acquisition, the Company secured a $75 million credit facility arranged by Petrobridge Investment Management, LLC. Initial advances under the credit facility were used to partially fund the purchase consideration of the Acquisition, and to fund related developmental capital expenditures associated with the properties. Future advances under the credit facility for acquisitions and development capital are subject to the approval of the lender.

The Acquisition consists of an approximately 43% working interest in 15 producing oil fields located in the Williston Basin of North Dakota. The Acquisition includes approximately 15,000 acres and approximately 150 wells. The acquired fields are all possible water flood candidates for enhanced recovery operations and five of the 15 fields are currently in various stages of water flood development. The current production is approximately 260 barrels of oil per day net to the Company's interest with incremental production anticipated from current drilling operations. Based on engineering studies by Cawley, Gillespie & Associates, Inc. and analog data of other such water flood projects in the Williston Basin, the Acquisition could add as much as 10.4 million barrels of additional oil reserves net to the Company's interest.

In addition to the acquisition of a working interest in the producing properties, the transaction also provides for a joint venture involving other exploration and water flood opportunities identified within the region. Merrill Lynch acted as financial advisor and placement agent to the Company. UCX Western LLC, a privately owned company located in Denver, Colorado, was engaged to facilitate the transaction on behalf of the Company.

For additional information, please view our website at www.petroresourcescorp.com.

About Petro Resources Corporation

Petro Resources Corporation is an independent exploration and production company focused on domestic lease acquisitions, exploration, and oil and gas production.

Forward-Looking Statements

The statements contained in this press release that are not historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements, without limitation, regarding the Company's expectations, beliefs, intentions or strategies regarding the future. Such forward-looking statements relate to, among other things: (1) the Company's proposed exploration and drilling operations on its various properties; (2) the expected production and revenue from the Williston properties; and (3) estimates regarding the increase in reserve potential of the Williston property. These statements are qualified by important factors that could cause the Company's actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) the Company's ability to finance the continued exploration and drilling operations on its various properties, including the Williston properties; (2) positive confirmation of the reserves, production and operating expenses associated with its various properties, including the Williston properties; and (3) the general risks associated with oil and gas exploration and development, including those risks and factors described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission, including, but not limited to the Company's Pre-Effective Amendment No. 2 to its Registration Statement on Form SB-2 Form filed with the SEC on July 14, 2006. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Contact:
Wayne Hall
Chief Executive Officer
(713) 968-9282

Don Kirkendall
President
(713) 968-9290